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                                                                    EXHIBIT 99.5


               INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK-ENTRY
                   TRANSFER PARTICIPANT FROM BENEFICIAL OWNER
                                       OF
                           SECURUS TECHNOLOGIES, INC.

                11% SECOND-PRIORITY SENIOR SECURED NOTES DUE 2011

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Prospectus dated ________________, 2005, (the "Prospectus") of Securus Technologies, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the Company's offer to exchange (the "Exchange Offer") an aggregate principal amount of up to $154,000,000 of the Company's 11% Second-priority Senior Secured Notes Due 2011 (the "Old Notes") for the same aggregate principal amount of the Company's 11% Second-priority Senior Secured Notes Due 2011 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act").

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

         $_____________ of the 11% Second-priority Senior Secured Notes Due
2011.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [ ] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, (if any):

         $_____________ of the 11% Second-priority Senior Secured Notes Due
2011.

         [ ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the undersigned is not an affiliate (within the meaning of Rule 405 under the Securities Act) of the Company, or if such person is an affiliate of the Company, such person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, or with an exemption therefrom, (2) the undersigned is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes and (3) the undersigned is acquiring the Exchange Notes in the ordinary course of its business.

         By tendering Old Notes and executing this Letter of Transmittal, the undersigned will also be deemed to represent and agree that if it is a broker-dealer or if it is using the Exchange Offer to participate in a distribution of the Exchange Notes, it (1) could not under SEC policy as in effect on the date hereof rely on the position of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling (available July 2, 1993), and similar no-action letters and
(2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction and that such a resale transaction must be covered by an effective registration statement
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containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by the undersigned in exchange for Old Notes acquired by it directly from the Company.

                                    SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer identification or Social Security Number:
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Date:
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